UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 8, 2012

O’DONNELL STRATEGIC INDUSTRIAL REIT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	333-170173 (1933 Act)	27-3648243

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3 San Joaquin Plaza, Suite 160

Newport Beach, California 92660

(Address of principal executive offices)

(949) 718-9898

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

Breaking of Escrow

O’Donnell Strategic Industrial REIT, Inc. (the “Company”) commenced its initial public offering of 110,526,316 shares of common stock on August 15, 2011. Of these shares, the Company is offering 100,000,000 shares in a primary offering and 10,526,316 shares pursuant to its distribution reinvestment plan. Pursuant to the terms of the offering, the Company was required to deposit all subscription proceeds in escrow with UMB Bank, N.A. until the Company received subscriptions aggregating at least $2,000,000 (or 200,000 shares of common stock), excluding subscriptions from residents of Pennsylvania and Tennessee. As disclosed in a prospectus supplement, the Company’s advisor had expressed its intent to purchase, and on August 8, 2012, the Company’s advisor purchased $1,945,069 in shares of the Company’s common stock in the offering at a purchase price of $9.025 per share. As of August 10, 2012, the Company had accepted investors’ subscriptions for, and issued approximately 267,235 shares of its common stock in the offering, resulting in gross proceeds of approximately $2,200,000. Accordingly, as of August 8, 2012, the Company had satisfied these conditions of its escrow agreement. In addition, the Company had special escrow requirements for subscriptions from residents of Pennsylvania and Tennessee, the conditions of which, to date, have not been satisfied.

Declaration of Distributions

On August 9, 2012, the board of directors of the Company approved and authorized a daily distribution to the Company’s stockholders of record as of the close of business on each day of the period commencing on the closing date of the Company’s property acquisition and ending on August 31, 2012. The distributions will be calculated based on 366 days in the calendar year and will be equal to $0.001775956 per share of common stock, which is equal to an annualized distribution rate of 6.5%, assuming a purchase price of $10.00 per share. The distributions for each record date in August 2012 and September 2012 would be paid in September 2012 and October 2012, respectively. The distributions will be payable to stockholders from legally available funds therefor.

Renewal of Advisory Agreement

On August 9, 2012, the Company, along with O’Donnell Strategic Industrial REIT Operating Partnership, LP (the “Operating Partnership”), O’Donnell Strategic Industrial Advisors, LLC (the “Advisor”), and O’Donnell REIT Advisors, LLC (the “Sponsor”) executed a mutual consent to renew that certain Advisory Agreement by and among the Company, the Operating Partnership, the Advisor and, solely in connection with the obligations set forth in Section 12.03, the Sponsor, dated June 6, 2011 (the “Advisory Agreement”). As a result of the renewal, the Advisory Agreement was extended through August 9, 2013.

The material terms of the Advisory Agreement are qualified in their entirety by the terms of the agreement attached as Exhibit 10.2 to the Company’s Registration Statement on Form S-11 filed with the Securities and Exchange Commission on June 15, 2011, and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

O’Donnell Strategic Industrial REIT, Inc.

Date: August 13, 2012	By:	/s/ Christopher S. Cameron
Name: Christopher S. Cameron
Title: Chief Financial Officer, Treasurer and Secretary